Rule 10f-3 Transaction Exhibit
Nuveen Real Estate Income Fund
FILE #811-10491
ATTACHMENT 77O

<c>TRADE DATE
<c>DESCRIPTION OF
SECURITY/ISSUER
<c>ISSUE SIZE
<c>AMOUNT
PURCHASED
<c>LIST OF
UNDERWRITERS
<c>NAME OF
AFFILIATED BROKER-
DEALER
7/12/16
Regency Centers Corporation
(Common)
$406,453,000
$385,938
Wells Fargo,  JPMorgan,
Merrill Lynch
JPMorgan Securities LLC